UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2009
AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	1-08789 (Commission File Number)	94-2918118 (IRS Employer Identification No.)
Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices)
Registrant’s telephone number, including area code 415-788-5300
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
     (d) Ray Stachowiak, President and Chief Executive Officer of Shared Imaging, LLC, was appointed to the Board of Directors of American Shared Hospital Services at the Company’s quarterly board meeting. Mr. Stachowiak will serve on the Company’s Audit Committee and the Nominating and Corporate Governance Committee. Mr. Stachowiak will receive compensation commensurate with other non-employee directors, and will receive an initial option to purchase 5,000 shares of the Company’s common stock and 500 restricted stock units.
  Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     Exhibit 99.1 — press release dated September 15, 2009
     The information in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other documents or reports with the SEC, through press releases or through other public disclosures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date: September 15, 2009	By:	/s/ Ernest A. Bates, M.D.
		Name:	Ernest A. Bates, M.D.
		Title:	Chairman and CEO